EXHIBIT 99.1

Press Release


[LOGO of LISKA BIOMETRY, INC.]


Contact:
Media/Investor Contact - 1-877-775-4752
Christopher LeClerc, President and CEO, Liska Biometry

Liska Biometry Announces LOI to Merge with Digital Card Systems Companies will extend advanced, integrated ID technologies worldwide

DOVER, N.H. -- December 21, 2005-- Liska Biometry (OTC BB: LSKA) a provider of advanced biometrics solutions, today announced it has signed a letter of intent to merge with Digital Card Systems Inc. of Acton, MA, a privately-held provider of integrated identification solutions and secure identification documents.


Christopher J. LeClerc, Liska's President & CEO, said, "DCS has tremendous experience in the ID space. We know that Liska provides a synergistic approach to these solutions. DCS has a global presence and has not only partnered with large integrators in the past, but more important provides the company going forward with 25 years of experience in this market. We will leverage that experience to gain a higher profile for Liska Biometry's fingerprint identification technology. Together, we are going to provide complete solutions for any and all secure ID systems at a cost equal to or less than competing component-based solutions."


Charles R. Benz, chairman of Digital Card Systems, said, "The partnership of Liska Biometry and DCS builds on the accomplished strengths of two groups of experienced professionals who are committed to the worldwide security marketplace. The DCS team is particularly pleased to join with Liska Biometry because of their advanced fingerprint technology and the extensive Wall Street experience of the Liska principals and management team. We are committed to delivering complete, advanced solutions to our customers and appreciation to our shareholders. The merger is part of a strategy that will see the two companies working under one name to deliver a wide range of biometrics and security solutions, Benz said.


 "This agreement is another example of how Liska Biometry and its partners can address both the demand for integrated solutions and the requirements associated with large-scale ID management projects," he said.


Digital Card Systems Inc. currently provides identification systems from the desktop to secure, centralized ID card production facilities. DCS also provides consulting and support to companies working to expand distribution opportunities. DCS customers range from dealer resellers to mid-sized and large companies and governments.

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Liska Biometry develops revolutionary fingerprint biometric solutions enabling fast individual authentication, precise identification searches, and cross-platform data interoperability.


The Company's innovative, scalable technology generates a short, repeatable, unique, numerical identifier from an individual's fingerprint. This short number becomes a precise and universal biometric identifier that can be embedded in credit cards, driver's licenses, travel documents such as visas and passports, and a host of other personal identification credentials. Liska's innovative technology allows for seamless, integrated identification searches across disparate databases at all levels of government and law enforcement.


Liska Biometry is listed on the Nasdaq OTC Bulletin Board under the symbol "LSKA." The Company headquarters is in Dover, New Hampshire. Contact:


Safe Harbor Statement


This news release may contain forward-looking statements that are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of such forward-looking statements. The words "estimate," "project," "intends," "expects," "believes," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. For a more complete description of these and other risk factors that may affect the future performance of Liska Biometry, see "Risk Factors" in the Company's Annual Report on Form 10-KSB and its other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made and the Company undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.


mailto:cjleclerc@liskabiometry.com